Exhibit 99.1

Dear Stockholder:

We are sending you proxy materials for the Special Meeting of Stockholders of Chiquita Brands International, Inc. to be held on October 24, 2014.

YOUR SHARES CANNOT BE VOTED WITHOUT YOUR SPECIFIC INSTRUCTIONS!

Please read the Cavendish Acquisition Corporation Proxy Statement and enclosed Proxy Card and forward your voting instructions as soon as possible using one of the following methods:

Available 24 Hours a day until 11:59 PM October 23, 2014!

VOTE BY TELEPHONE		VOTE BY INTERNET

Using a touch-tone telephone, call the toll-free number below.		Go to website: WWW.PROXYVOTE.COM

Just follow these three easy steps:		Just follow these three easy steps:

1.	Call 1-800-454-8683.	1.	Go to the website www.proxyvote.com.

2.	Enter your 12-digit Control Number located in the box on the right side of the enclosed proxy card.	2.	Enter your 12-digit Control Number located in the box on the right side of the enclosed proxy card.

3.	Follow the simple recorded instructions.	3.	Follow the simple instructions.

Thank you for your vote!